Exhibit 5.1

August 4, 2023

Audrey Boone Tillman, Esq.

Executive Vice President & General Counsel

Re: Aflac Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel to Aflac Incorporated, a Georgia corporation (the “Company”), and as such have acted as counsel for the Company in connection with the registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and issuance by the Company of an aggregate of up to 6,000,000 shares (the “Shares”) of the common stock, par value $0.10 per share (the “Common Stock”), of the Company pursuant to the AFL Stock Plan: A Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I, or attorneys under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including:

(a)	the Registration Statement;

(b)	the articles of incorporation, as amended, of the Company and the bylaws of the Company, as amended and restated; and

(c)	an executed copy of the Plan.

I, or the attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, I, or the attorneys under my supervision, have assumed that the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance, the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. I, or the attorneys under my supervision, have further assumed that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the State of Georgia in connection with the transactions contemplated by the Registration Statement. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

I am admitted to the Bar in the State of Georgia and I do not express any opinion as to any laws other than the laws of the State of Georgia. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, I am of the opinion that when the Registration Statement has been declared effective by the SEC and when the Shares have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of the Shares will have been duly authorized and, subject to any restrictions imposed by the Plan, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to me under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Audrey Boone Tillman
Audrey Boone Tillman, Esq.
Executive Vice President & General Counsel

American Family Life Assurance Company of Columbus (Aflac)

Worldwide Headquarters | 1932 Wynnton Rd. | Columbus, GA 31999

Telephone - 706.596.3793 | atillman@aflac.com